Exhibit (10)

	                   [Coopers & Lybrand L.L.P. Letterhead]

                   	   CONSENT OF INDEPENDENT ACCOUNTANTS
                         		    _______________

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement of MBL Variable Contract Account-2 on Form N-4 (File No. 333-01161 and 811-02047) of our report dated February 10, 1998, on our audit of the financial statements and financial highlights of MBL Variable Contract Account-2 and the inclusion of our report dated February 18, 1998, on our audit of the financial statements of MBL Life Assurance Corporation.

We also consent to the reference of our firm under the caption
"Financial Statements" in the Statement of Additional Information.

			   COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
April 28, 1998